UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2016 (April 30, 2016)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A of Southern Copper Corporation (the “Company”) amends the Current Report on Form 8-K of the Company dated May 5, 2016 and filed with the Securities and Exchange Commission on May 5, 2016 (the “Original Filing”). The sole purpose of this amendment is to correct the amount of the separation compensation received by Mr. Agustin Avila Martinez, the former Comptroller of the Company, which by an inadvertent error was provided in Mexican Pesos instead of in US dollars.  A revised version of the Item 5.02 disclosure replacing the original disclosure follows below.   No other disclosure was changed, and no other amendments are made to the Original Filing.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2016, Mr. Agustin Avila Martinez, the former Comptroller of Southern Copper Corporation (the “Company”) received 3,328,806 Mexican pesos or US$185,655.00 as retirement compensation for his separation of services from the Company in accordance with the terms of the pension plan of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Julián Jorge Lazalde
Name:	Julián Jorge Lazalde
Title:	Secretary

Date: May 6, 2016